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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sun Microsystems, Inc. of our report dated July 19, 2000, included in the 2000 Annual Report to Stockholders of Sun Microsystems, Inc.

Our audits also included the financial statement schedule of Sun Microsystems, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-9293, 33-11154, 33-15271, 33-18602, 33-25860, 33-28505,
33-33344, 33-38220, 33-51129, 33-56577, 333-01459, 333-09867, 333-15179,
333-34543, 333-34651, 333-38163, 333-40677, 333-40675, 333-59503, 333-62987,
333-65531, 333-67183, 333-72413, 333-86267, 333-89391, 333-90907, 333-35796, and
333-45540) pertaining to the 1982 Incentive Stock Option Plan, the Restricted Stock Plan, the 1984 Employee Stock Purchase Plan, the 1987 Stock Option Plan, the 1988 Director's Stock Option Plan, the 1989 French Stock Option Plan, the 1990 Employee Stock Purchase Plan, the 1990 Long-Term Equity Incentive Plan, the Equity Compensation Acquisition Plan, the U.S. Non-Qualified Deferred Compensation Plan, the Integrity Arts, Inc. 1996 Stock Option Plan, the 1997 French Stock Option Plan, the Red Cape Software, Inc. 1996 Stock Option Plan, the NetDynamics, Inc. 1995 Stock Option Plan, the i-Planet, Inc. 1996 Stock Option/Stock Issuance Plan, the MAXSTRAT Corporation 1994 Stock Option Plan, the Star Division Corporation 1998 Stock Plan, the Forte Software, Inc. 1996 Stock Option Plan and 1997 Stock Option Plan, the Innosoft International, Inc. 1992 Stock Incentive Plan and 1999 Equity Incentive Plan, and the Gridware, Inc. 2000 Equity Incentive Plan and we also consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-81101) of Sun Microsystems, Inc. and in the related Prospectus of our report dated July 19, 2000, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Sun Microsystems, Inc. for the year ended June 30, 2000.


                                                  Ernst & Young LLP



Palo Alto, California
September 27, 2000